Exhibit 11.1

Statement re Computation of net loss per share and unaudited pro forma net loss per share


                                                           Year ended
                                                          December 31,

                                                1996         1997         1998
                                                ----         ----         ----
                                            (in thousands, except per share data)
Basic and diluted net loss per share:

Net loss                                     $  (1,698)   $  (7,425)   $(10,770)
                                             =========    =========    ========


Basic and diluted weighted average
  common shares outstanding                      1,743        1,687       2,938
                                             =========    =========    ========


Basic and diluted net loss per share         $   (0.97)   $   (4.40)   $  (3.67)
                                             =========    =========    ========


                                                                                   Year ended
                                                                                  December 31,
                                                                               1997         1998
                                                                               ----         ----
                                                                    (in thousands, except per share data)
Unaudited pro forma basic and diluted net loss per share:

Net loss                                                                     $ (7,425)   $(10,770)
                                                                             ========    ========


Unaudited pro forma basic and diluted weighted average shares outstanding:

      Shares attributable to common stock (1)                                   2,515       3,321

      Shares attributable to the assumed
         conversion of Preferred Stock upon
         closing of an initial public offering                                  2,863       3,818
                                                                             --------    --------

Unaudited pro forma basic and diluted
   weighted average shares                                                      5,378       7,139
                                                                             ========    ========


Unaudited pro forma basic and diluted
   net loss per share                                                        $  (1.38)   $  (1.51)
                                                                             ========    ========


(1) Includes outstanding common stock subject to repurchase under a stock restriction agreement which lapsed upon the consummation of the initial public offering in January 1999.